AMENDMENT NO. 4
PARTICIPATION AGREEMENT
     The Participation Agreement (the “Agreement”), dated as of October 1, 1996, by and among AIM Variable Insurance Funds, a Delaware trust (“AVIF”); A I M Distributors, Inc., a Delaware corporation, Allstate Life Insurance Company of New York, and Allstate Life Financial Services, is hereby amended as follows:
     WHEREAS, effective April 30, 2010, AIM Variable Insurance Funds was renamed AIM Variable Insurance Funds (Invesco Variable Insurance Funds). All references to AIM Variable Insurance Funds is hereby deleted and replaced with AIM Variable Insurance Funds (Invesco Variable Insurance Funds);
     WHEREAS, on March 31, 2008, A I M Distributors, Inc. was renamed Invesco Aim Distributors, Inc. Effective April 30, 2010, Invesco Aim Distributors, Inc. was renamed Invesco Distributors, Inc. All references to A I M Distributors, Inc. and Invesco Aim Distributors, Inc. are hereby deleted and replaced with Invesco Distributors, Inc.
     Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:
SCHEDULE A
FUNDS AVAILABLE UNDER THE CONTRACTS
ALL SERIES I SHARES AND SERIES II SHARES OF AIM VARIABLE INSURANCE FUNDS (INVESCO VARIABLE INSURANCE FUNDS)
SEPARATE ACCOUNTS UTILIZING THE FUNDS
ALL SEPARATE ACCOUNTS UTILIZING THE FUNDS
CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS
ALL CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.
Effective date: April 30, 2010.

AIM VARIABLE INSURANCE FUNDS
(INVESCO VARIABLE INSURANCE FUNDS)

Attest:	/s/ Peter Davidson		By:	/s/ John M. Zerr
	Name:	Peter Davidson		Name:	John M. Zerr
	Title:	Assistant Secretary		Title:	Senior Vice President

INVESCO DISTRIBUTORS, INC.

Attest:	/s/ Peter Davidson		By:	/s/ John S. Cooper
	Name:	Peter Davidson		Name:	John S. Cooper
	Title:	Assistant Secretary		Title:	President

ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

Attest:	/s/ Angela L. Engle		By:	/s/ Sarah Donahue
	Name:	Angela L. Engle		Name:	Sarah Donahue
	Title:	Product and Financial Manager		Title:	Assistant Vice President

ALLSTATE LIFE FINANCIAL SERVICES

Attest:	/s/ Angela L. Engle		By:	/s/ Matt Easley
	Name:	Angela L. Engle		Name:	Matt Easley
	Title:	Product and Financial Manager		Title:	VP Product

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